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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Trustees
Winthrop Realty Trust (formerly known as First
Union Real Estate Equity and Mortgage Investments):

        We consent to the use of our reports dated March 4, 2004, except for the effects of the discontinued operations described in notes 2, 18 and 24 to the combined financial statements for which the date is March 16, 2005, with respect to the combined statements of operations and comprehensive income, shareholders' equity, and cash flows and the related financial statement schedule of Winthrop Realty Trust (formerly known as First Union Real Estate Equity and Mortgage Investments) (the Company) for the year ended December 31, 2003, included in the Company's Annual Report on Form 10-K/A Amendment 3 for the year ended December 31, 2005, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP

New York, New York
August 22, 2006

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Consent of Independent Registered Public Accounting Firm